Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Announces Preliminary Fourth Quarter and Annual 2013 Financial Results

•  Achieves record annual U.S. Feraheme product revenues: approximately 28% growth over 2012

•  Generates positive cash flows for second consecutive quarter

•  Exceeds cash guidance, ending year with $217 million in cash and investments

WALTHAM, MA (January 13, 2014) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today provided a business update and announced preliminary unaudited fourth quarter and annual 2013 financial results. The company will present further details at the 32nd Annual J.P. Morgan Healthcare Conference in San Francisco on Wednesday, January 15, 2014 at 8:00 a.m. Pacific time.

“The exceptional 2013 results we are reporting today — including 28 percent revenue growth from Feraheme®, which was launched five years ago — reflect the many positive changes we have made at AMAG over the past 18 months,” stated William Heiden, president and chief executive officer of AMAG. “Along with the commercial success of Feraheme, we achieved many important accomplishments in 2013: in-licensing MuGard, generating positive cash flows in the second half of the year, strengthening our leadership team with key senior hires, and developing a new five-year strategic plan.”

Business Highlights and Estimated 2013 Financial Results (unaudited)

•                  For the fourth quarter of 2013, AMAG expects total revenues of between $21.3 and $21.8 million, including between $18.6 and $19.1 million of U.S. Feraheme net product revenues. AMAG expects 2013 total annual revenues of between $80.5 million and $81.0 million, at the high end of the company’s financial guidance, which was revised favorably twice during 2013. U.S. Feraheme net product revenues for 2013 are expected to be between $71.0 million and $71.5 million, including the positive impact of reductions to reserves in the third quarter of 2013. The strong growth in 2013 Feraheme revenues was driven by significant increases in volume as well as increasing net revenue per gram.

•                  Gross margins for Feraheme improved more than 10% in 2013, increasing from 76% of net product sales for 2012, to an estimated 84% for 2013.

•                  Total operating expenses for 2013 are expected to be between $79.5 million and $81.0 million, an approximate 7% reduction compared to 2012.

•                  AMAG generated positive cash flows for the first time in company history in the third quarter of 2013, and again in the fourth quarter. AMAG ended the year with approximately $216.7 million in cash and investments, a $3.2 million increase over the third quarter of 2013.

“We achieved or exceeded each financial objective that we set for our business at the beginning of 2013,” said Frank Thomas, executive vice president and chief operating officer of AMAG. “This puts us in a strong position as we pursue our 2014 goals of building AMAG’s product portfolio and growing the base of business that we have established with Feraheme. We plan to provide 2014 financial guidance after a decision from the FDA on the supplemental New Drug Application (sNDA) for Feraheme.”

Heiden concluded, “We are a company focused on bringing to market therapies that provide clear benefits and improve patients’ lives. We are proud to know that the 133,000 grams of Feraheme sold in the U.S. in 2013 played an important role in helping to treat the signs and symptoms of iron deficiency anemia in patients with chronic kidney disease.”

Webcast Information

A live audio webcast of the company’s presentation and the following breakout session, along with the accompanying slide presentation at the 32nd Annual J.P. Morgan Healthcare Conference, will be accessible through the Investors section of the company’s website at www.amagpharma.com on January 15, 2014 at 8:00 a.m. P.T. (11:00 a.m. E.T.).  Following the conference, the webcast will be archived on the company’s website until February 15, 2014.

About AMAG

AMAG Pharmaceuticals, Inc. is a rapidly growing, specialty pharmaceutical company, supported by a talented and passionate workforce. AMAG currently markets Feraheme® (ferumoxytol) Injection and MuGard® Mucoadhesive Oral Wound Rinse in the United States. Along with driving organic growth of its products, AMAG intends to expand its portfolio with additional commercial-stage specialty products. The company is seeking complementary products that leverage the company’s commercial footprint and focus on hematology and oncology centers and hospital infusion centers. The company’s primary goal is to bring to market therapies that provide clear benefits and improve patients’ lives. For additional company information, please visit www.amagpharma.com.

About Feraheme® (ferumoxytol)/Rienso

Feraheme (ferumoxytol) Injection for Intravenous (IV) use received marketing approval from the U.S. Food and Drug Administration (FDA) on June 30, 2009 for the treatment of IDA in adult chronic kidney disease patients and was commercially launched by AMAG in the U.S. shortly thereafter.  Ferumoxytol is protected in the U.S. by five issued patents covering the composition and dosage form of the product, and approved method of use. Each issued patent is listed in the FDA’s Orange Book. These patents are set to expire in 2020; a request for patent term extension has been filed, which, if granted, may extend the patent term to 2023 for one of the patents.

Ferumoxytol received marketing approval in Canada in December 2011, where it is marketed by Takeda as Feraheme, and in the European Union in June 2013 and Switzerland in August 2013, where it is marketed by Takeda as Rienso™.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding our plans for the J.P. Morgan Healthcare Conference, plans to provide 2014 financial guidance after a decision from the FDA on the Feraheme sNDA, expected revenues for the quarter and year ended December 31, 2013, expected gross margins for the fourth quarter of 2013, expected operating expenses for 2013 and the reduction compared to 2012, the expected year-end cash position and AMAG’s goals, including its intention to expand its portfolio with additional commercial-stage specialty products, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include: (1) uncertainties regarding AMAG’s sNDA, which seeks approval for a broader indication for Feraheme for the treatment of iron deficiency anemia (IDA) in adult patients who have failed or could not tolerate oral iron, and AMAG’s ability to obtain regulatory approval for Feraheme in the U.S. and Canada, and Rienso outside of the U.S. and Canada, in the broader IDA indication, (2) AMAG’s ability to successfully and timely complete its clinical development programs, (3) uncertainties regarding AMAG’s and Takeda Pharmaceutical’s ability to successfully compete in the intravenous iron replacement market both in the U.S. and outside the U.S., including the EU, (4) the possibility that significant safety or drug interaction problems could arise with respect to Feraheme/Rienso, (5) uncertainties regarding the manufacture of Feraheme/Rienso or MuGard, (6) uncertainties relating to AMAG’s patents and proprietary rights both in the U.S. and outside the U.S., (7) the risk of an Abbreviated New Drug Application (ANDA) filing following the FDA’s published draft bioequivalence recommendation for ferumoxytol, (8) uncertainties regarding AMAG’s ability to compete in the oral mucositis market in the U.S. and (9) other risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission, including AMAG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and subsequent filings with the Commission. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals and Feraheme are registered trademarks of AMAG Pharmaceuticals, Inc.  MuGard is a registered trademark of Access Pharmaceuticals, Inc.  Rienso is a trademark of Takeda Pharmaceutical Company Limited.

AMAG Pharmaceuticals, Inc. Contact:

Amy Sullivan, 617-498-3303